Exhibit 99

NEWS RELEASE

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2007 FIRST QUARTER

CONFERENCE CALL INFORMATION

BUFFALO, N.Y. — April 19, 2007 — CTG (NASDAQ: CTGX), an international information technology (IT) staffing and solutions company, today announced that it would release its 2007 first quarter financial results on April 24, 2007 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Wednesday, April 25, 2007 at 10:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-428-4474 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time April 25, 2007 and 12:00 p.m. Eastern Time April 28, 2007 by dialing 1-800-475-6701 and entering the conference ID number 853902.

Backed by 41 years’ experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.